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                             HURCO COMPANIES, INC.
                                RIGHTS OFFERING

                DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM

  THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF SUBSCRIPTION CERTIFICATES.

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JUNE 6, 1996 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON & COMPANY INC., BY CALLING (TOLL-FREE) (800) 223-2064.

  VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 3, 1996, UNLESS EXTENDED FOR UP TO THIRTY (30) DAYS BY THE COMPANY.

  1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised in full the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or
(ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise in full of the Basic Subscription Privilege and will deliver Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

  2. The undersigned hereby exercises the Oversubscription Privilege to
purchase, to the extent available,      shares of Common Stock and certifies
to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on each of whose behalf the Basic Subscription Privilege has been fully exercised.

  3. The undersigned understands that payment of the Subscription Price of $4.63 per share of each share of Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on July 3, 1996 and represents that such
payment, in the aggregate amount of $    , either (check appropriate box):

  [_]has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above;

  [_]is being delivered to the Subscription Agent herewith;

  [_]has been delivered separately to the Subscription Agent herewith;
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  and, in the case of funds not delivered pursuant to a Notice of Guaranteed
  Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  [_]wire transfer of funds

    --name of transferor institution: ______________________________________

    --date of transfer: ____________________________________________________

    --confirmation number (if available): __________________________________

  [_]uncertified check

  [_]certified check

  [_]bank draft (cashier's check)

  [_]money order

                                          Basic Subscription Confirmation
                                           Number:

                                          DTC Participant Number:

                                          Name of DTC Participant:

                                          By: _________________________________
                                            Name:
                                            Title:

Dated:       , 1996

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION TO THE SUBSCRIPTION AGENT.


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